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Exhibit 21

                       Subsidiaries of the Registrant
                       ------------------------------



                                                      Percentage
                                                       of Voting
                                                      Securities
                                     State of          Owned By
                                  Incorporation       Registrant
                                  -------------       -----------


    Compupower Corporation          Delaware             100%

    Value Line Securities, Inc.     New York             l00%

    The Vanderbilt Advertising
      Agency, Inc.                  New York             l00%

    Value Line Publishing, Inc.     New York             100%

    Value Line Distribution
      Center, Inc.                  New Jersey           100%